UNITED STATES SECURITES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8 - K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 9, 2006
PEOPLES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

0-30050	64-0709834

(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530

(Address of Principal Executive Offices)	(Zip Code)
(228) 435-5511
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresss, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously Satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.02. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The firm of Piltz, Williams, LaRosa & Co. (“Piltz”) has been the independent public accountants for Peoples Financial Corporation (the “Company”) since 1984. In January 2006, the Board of Directors appointed Piltz to be the independent accountants for the year ended December 31, 2006, and this appointment was ratified by the shareholders in April 2006.
On April 26, 2006, Peoples Financial Corporation was notified by Piltz that it intended to withdraw from the 2006 engagement. During the entire length of the relationship between the Company and Piltz, there have been no disagreements relating to accounting, audit or any other matters. This action by Piltz is entirely related to internal staffing issues within the firm and does not reflect any issues or events between the firm and the Company. The Company filed a Form 8-K on May 2, 2006, announcing these events.
Piltz served as the independent auditors for the Company until August 9, 2006, including the issuance of review reports in connection with the Company’s Form 10-Q filings for March 31, 2006 and June 30, 2006. On August 9, 2006, Piltz notified the Company that it was officially withdrawing as our independent accountants effective on that date. See Exhibit 99.1 for withdrawal notification. A letter from Piltz to the Commission confirming these events is attached hereto at Exhibit 99.2.
After being informed by Piltz of their intention to withdraw, the Company initiated a formal process to select an independent accounting firm for the years ended December 31, 2006, 2007 and 2008. On August 4, 2006, the Audit Committee of the Company selected Porter Keadle Moore (“PKM”) of Atlanta, Georgia, as the new independent accountants. The Company has not consulted with PKM on any matters at any time prior to their selection.
Item 9.01. Financial Statements and Exhibits.
( c) Exhibits
99.1	Withdrawal Notification from Piltz, Williams, LaRosa & Co. dated August 9, 2006

99.2	Letter to SEC from Piltz, Williams, LaRosa & Co. dated August 9, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 9, 2006

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO

Exhibit 99.1: Withdrawal Notification from Piltz, Williams, LaRosa & Co. dated August 9, 2006
Exhibit 99.2: Letter to SEC from Piltz, Williams, LaRosa & Co. dated August 9, 2006